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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except for Note 15 which is as of March 3, 2000, relating to the financial statements, which appear in Polycom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedules, which appear in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
September 26, 2000